Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$6,418,850
Unrealized Gain (Loss) on Market Value of Futures	1,007,050
Dividend Income	6,391
Interest Income	26,264
ETF Transaction Fees	700
Total Income (Loss)	$7,459,255

Expenses
General Partner Management Fees	$71,052
Professional Fees	15,971
Brokerage Commissions	12,306
Non-interested Directors' Fees and Expenses	665
Prepaid Insurance Expense	353
Total Expenses	100,347
Expense Waiver	(15,085)
Net Expenses	$85,262
Net Income (Loss)	$7,373,993

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/16	$101,652,917
Additions (200,000 Shares)	2,603,884
Withdrawals (100,000 Shares)	(1,455,815)
Net Income (Loss)	7,373,993

Net Asset Value End of Month	$110,174,979
Net Asset Value Per Share (8,000,000 Shares)	$13.77

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612